Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated March 19, 2023 with respect to the consolidated financial statements of Orla Mining Ltd. as of and for the years ended December 31, 2022 and December 31, 2021, included in its Annual Report on Form 40-F filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Vancouver, Canada

May 24, 2023